UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2005
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 13, 2005, Midway Games Inc. (“Midway”) agreed to sell $65 million aggregate principal amount of its 6% Convertible Senior Notes due 2025 (the “Notes”), pursuant to the terms of a Purchase Agreement dated as of September 13, 2005, among Midway, Banc of America Securities LLC (“Banc of America”) and UBS Investment Bank (together with Banc of America, the “Initial Purchasers”), a copy of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Initial Purchasers had the right to purchase up to an additional $10 million principal amount of such Notes. The Initial Purchasers exercised this option in full on September 14, 2005. The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     The above description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On September 19, 2005, Midway entered into an Indenture, a copy of which is attached hereto as Exhibit 10.2 (the “Indenture”), with Wells Fargo Bank, N.A., as trustee. The Indenture sets forth the rights and provisions governing the Notes. Interest is payable on the Notes semi-annually in arrears on March 30 and September 30 of each year beginning on March 30, 2006. The Notes may be redeemed in whole or in part, at Midway’s option on or after October 5, 2010 at 100% of the principal amount plus any accrued and unpaid interest. In addition, the holders of the Notes may require Midway to repurchase all or a portion of the Notes for 100% of the principal amount, plus any accrued and unpaid interest, on April 30, 2009; September 30, 2010; September 30, 2015; and September 30, 2020.
     The Notes will be convertible into Midway common stock, at the option of the holders, at a conversion rate of 56.3253 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $17.75. The conversion price represents a 10% premium over the closing price of Midway common stock on the New York Stock Exchange on September 13, 2005. There may be an increase in the conversion rate of the Notes under certain circumstances.
     If the arithmetic average of the daily volume weighted average price of Midway common stock for each of the twenty (20) consecutive trading days ending on April 30, 2007 is less than $16.14 (as adjusted), the conversion rate will be increased as of April 30, 2007 such that the conversion price would represent the greater of (i) 110% of such arithmetic average and (ii) $10.00 (as adjusted). However, if 110% of the closing sale price on April 30, 2007 is greater than both 100% of such arithmetic average and $10.00, the conversion rate will not be adjusted as of April 30, 2007 and instead may be adjusted as of September 30, 2007 as follows: if the arithmetic average of the daily volume weighted average of Midway common stock for each of the twenty (20) consecutive trading days ending immediately prior to September 30, 2007 is less than $16.14 (as adjusted), the conversion rate shall be increased as of September 30, 2007 such that the conversion price would represent the greater of (i) 110% of such arithmetic average for the twenty (20) consecutive trading days ending immediately prior to September 30, 2007 and (ii) $10.00 (as adjusted).
     A holder that surrenders Notes for conversion in connection with certain fundamental changes that occur before October 5, 2010 may, in certain circumstances, be entitled to an increase in the conversion rate. However, in lieu of increasing the conversion rate applicable to those Notes, Midway may, in certain circumstances, elect to change the conversion obligation so that the Notes will be convertible into shares of an acquiring company’s common stock.
     In addition, if, as of the last trading day of any calendar quarter, Sumner M. Redstone and his related parties are the beneficial owner of 90% or more of the aggregate fair market value of all of Midway’s outstanding capital stock, Midway will increase the conversion rate applicable to all Notes by 4.4177 shares per $1,000 principal amount of Notes. The amount of such increase will be subject to adjustment as described in the Indenture.
     The above description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, attached hereto as Exhibit 10.2 and incorporated herein by reference.
     On September 19, 2005, Midway entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 (the “Registration Rights Agreement”), with Banc of America, as representative of the Initial Purchasers. Pursuant to the terms of the Registration Rights Agreement, Midway agreed, for the benefit of the holders of the Notes, at Midway’s cost, to file with the Securities and Exchange Commission within ninety (90) days after the original issuance of the Notes and use its reasonable best efforts to cause to become effective within two hundred and ten (210) days after the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes. Midway is obligated to use its reasonable best efforts to keep the Registration Statement effective until the earliest of the following: (i) the date the

Notes or underlying shares of common stock have been effectively registered under the Securities Act, (ii) the date the Notes or underlying shares of common stock may be sold without restriction pursuant to Rule 144(k) under the Securities Act, (iii) the date the Notes or underlying shares of common stock have been publicly sold pursuant to Rule 144 under the Securities Act and (iv) the date that is two years after the later of (a) the original issuance of the Notes and (b) the last date that Midway or any affiliate was the owner of the Notes.
     The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.
     In connection with the private offering of the Notes, on September 19, Midway and several of its subsidiaries entered into the Consent and Thirteenth Amendment to the Loan and Security Agreement among Midway, such subsidiaries, and Wells Fargo Foothill, Inc. dated March 3, 2004, as amended (the “Amendment”), a copy of which is attached hereto as Exhibit 10.4. Under the terms of the Amendment, an event of default will occur if Midway’s common stock or any stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor quoted on the Nasdaq National Market.
     The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, attached hereto as Exhibit 10.4 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
     The sale of the Notes closed on September 19, 2005. The aggregate principal amount of Notes offered was $65 million, with an option to purchase an additional $10 million principal amount of such Notes. The Initial Purchasers exercised this option in full on September 14, 2005. Midway has paid to the Initial Purchasers in connection with this offering total commissions of $2,250,000. The company sold the Notes to the Initial Purchasers under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Initial Purchasers re-sold the Notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Both the exemption under Section 4(2) of the Securities Act for the initial sale of the Notes and the Rule 144A exemption for resale are based upon the representations of the Initial Purchasers in the Purchase Agreement that, among other things, the Initial Purchasers would offer the Notes for resale in the United States solely to “Qualified Institutional Buyers,” as defined by Rule 144A under the Securities Act, and in compliance with the other provisions of Rule 144A.
Item 8.01 Other Events
     On September 19, 2005, Midway issued a press release announcing the closing of the sale of the Notes. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference. Other details of the transaction are described under Items 1.01 and 3.02 above.
     Midway is filing its risk factors, attached to this report as Exhibit 99.2, with the Securities and Exchange Commission for the purpose of updating Midway’s publicly disclosed description of its risk factors. Exhibit 99.2 is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of September 13, 2005, among Midway and the Initial Purchasers.

10.2	Indenture, dated as of September 19, 2005, between Midway and Wells Fargo Bank, National Association

10.3	Registration Rights Agreement, dated as of September 19, 2005 between Midway and Banc of America, as representative of the Initial Purchasers.

10.4	Amendment, dated as of September 19, 2005, to Loan and Security Agreement among Midway, several Midway subsidiaries and Wells Fargo Foothill, Inc.

99.1	Press Release of Midway Games Inc. dated September 19, 2005.

99.2	Disclosure entitled “Risks Factors.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
September 19, 2005	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of September 13, 2005, among Midway and the Initial Purchasers.

10.2	Indenture, dated as of September 19, 2005, between Midway and Wells Fargo Bank, National Association

10.3	Registration Rights Agreement, dated as of September 19, 2005 between Midway and Banc of America, as representative of the Initial Purchasers.

10.4	Amendment, dated as of September 19, 2005, to Loan and Security Agreement among Midway, several Midway subsidiaries and Wells Fargo Foothill, Inc.

99.1	Press Release of Midway Games Inc. dated September 19, 2005.

99.2	Disclosure entitled “Risks Factors.”